UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
January 8, 2024
(Date of Report)
(Date of earliest event reported)
JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)
New York
(State or other jurisdiction of incorporation)

001-11507	13-5593032

(Commission File Number)	(IRS Employer Identification No.)
111 River Street, Hoboken New Jersey	07030

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(201) 748-6000

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $1.00 per share	WLY	New York Stock Exchange
Class B Common Stock, par value $1.00 per share	WLYB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 8, 2024, John Wiley & Sons, Inc. (the “Company”) entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with Inspirit Vulcan Bidco Limited, a private limited company incorporated in England & Wales (“Inspirit”), pursuant to which the Company has agreed to sell its emerging talent and reskill training business, Wiley Edge (the “Business”) to Inspirit (the “Transaction”).

Under the Purchase Agreement, the purchase price (“Purchase Price”) for the Business is a potential maximum amount of up to $62,202,000, and will consist of: (i) $10,000,000 in cash (the “Base Purchase Price”), (ii) $18,332,000 in the form of a loan note to be issued by Inspirit, subject to a customary purchase price adjustment, including for working capital (the “Seller Note”), and (iii) up to $33,870,000 in the form of potential deferred consideration payments (the “Earnout Consideration”) that may become payable based on the gross profit generated by the Business relative to mutually agreed profit targets during each of the three fiscal years in the period beginning May 1, 2024 and ending April 30, 2027 (the “Earnout Period”).

The Seller Note, which will be in substantially the form attached to the Purchase Agreement, will be unsecured and will mature on the date that is four years following the date on which the Transaction is completed (the “Closing”). The Seller Note will initially bear interest at the rate of 8% per annum, increasing by 1% per annum each year on the anniversary of issuance. Prior to maturity, Inspirit will be required to repay all or a portion of the remaining Seller Note out of Inspirit’s available cash resources (taking into account certain minimum working capital requirements) on each anniversary of the Closing. In addition, Inspirit will be required to prepay the Seller Note upon the occurrence of certain events, including with the proceeds of certain third-party indebtedness, upon a change of control or sale of all or substantially all of the equity interests or assets of Inspirit and certain of its affiliates.

The Purchase Agreement contains customary representations, warranties and covenants, including covenants relating to the conduct of the Business during the interim period from the date of the Purchase Agreement until the Closing. The representations and warranties of the parties will not survive the Closing (other than certain customary fundamental representations of the Company, for which the Company has agreed to indemnify Inspirit for certain losses resulting from inaccuracies therein or breaches thereof, or in the event of Fraud (as defined in the Purchase Agreement)). The parties have also agreed to indemnify each other for certain losses arising from breaches of their respective post-Closing covenants in the Purchase Agreement and for the parties’ respective assumed liabilities or excluded liabilities, as applicable.

The parties are targeting to close the Transaction in the first quarter of 2024, subject to the satisfaction of the customary conditions in the Purchase Agreement, which include: (i) the absence of any governmental order prohibiting the consummation of the Transaction or any pending proceeding seeking any such order, (ii) the accuracy of the parties’ respective representations and warranties in the Purchase Agreement (subject to certain materiality qualifiers), (iii) the compliance by each party with its covenants in all material respects, (iv) the execution and delivery of certain ancillary documents and agreements, including a transition services agreement, and (v) with respect to the India portion of the Business (which may be completed on a delayed basis), certain required regulatory licenses and permits.

The Transaction is not subject to any financing contingency. In connection with the execution of the Purchase Agreement, an investment fund affiliated with Inspirit Management Limited committed to provide Inspirit with financing in the full amount of the Base Purchase Price in connection with the Closing as well as to provide financing (not to exceed the amount of the Base Purchase Price) to enable Inspirit to pay monetary damages that may become payable in connection with the termination of the Purchase Agreement in certain circumstances.

In the event that Inspirit or its affiliates completes a subsequent sale of the Business within two years following the Closing, Inspirit has agreed to pay the Company a percentage of the amount by which the proceeds of such sale exceed the Purchase Price under the Purchase Agreement, plus the costs and expenses incurred by Inspirit in connection with the Transaction and such subsequent sale and certain other amounts. In addition, in the event that Inspirit completes a subsequent sale transaction during the Earnout Period, the remaining portion of the potential Earnout Consideration will accelerate and become payable in full as if the maximum earnout targets were met.

The Purchase Agreement contains customary termination rights, including, among others, the right of either the Company or Inspirit to terminate the Purchase Agreement if the Closing has not occurred on or before May 31, 2024.

The representations and warranties contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and solely for the benefit of the parties to the agreement. Such representations and warranties are subject to qualifications and limitations, including disclosures made in a confidential disclosure letter, which were agreed upon by the contracting parties in connection with the Purchase Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to materiality thresholds and apply a contractual standard of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, such representations and warranties should not be relied upon as statements of actual facts or as to the condition of the Company, the Business or Inspirit.

The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 7.01.

The information included in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not otherwise subject to liabilities under that section, and will not be deemed to be incorporated by reference in any filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as otherwise expressly stated in such filing.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

2.1     Stock and Asset Purchase Agreement, dated as of January 8, 2024, by and between John Wiley & Sons, Inc. and Inspirit Vulcan Bidco Limited.*

104    Cover Page Interactive Data File (formatted as Inline XBRL)

* Certain schedules and other similar attachments to this exhibit have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company will provide a copy of such omitted documents to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOHN WILEY & SONS, INC.
(Registrant)

By	/s/ Christina Van Tassell
Christina Van Tassell
Executive Vice President and Chief Financial Officer

Dated: January 9, 2024